Exhibit 10.1

AMENDMENT TO SHARE EXCHANGE AGREEMENT

This Amendment to Share Exchange Agreement (this “Amendment”) is made on the 27th day of June, 2025 with respect to that certain Share Exchange Agreement dated February 20, 2025 relating to Abundia Global Impact Group, LLC, a Delaware limited liability company (the “Agreement”) by and among Houston American Energy Corp., a Delaware corporation (“HUSA”), Abundia Financial, LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). HUSA and the AGIG Unitholders are referred to herein individually as a “Party” and collectively as the “Parties”.

Capitalized terms used in this Amendment that are not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Parties entered into the Agreement;

WHEREAS, the Parties desire to amend the Agreement in several respects, as more specifically set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I.

Section 2.1 of the Agreement is hereby amended to read as follows:

2.1 Purchase Price.

As full consideration for the sale, assignment, transfer and delivery of the AGIG Units by the AGIG Unitholders to HUSA, and upon the terms and subject to all of the conditions contained herein, HUSA shall issue to the AGIG Unitholders at the time of Closing a number of newly issued, fully paid and nonassessable shares of Common Stock (such shares of Common Stock, the “Exchange Shares”), which resulting number of shares of Common Stock issued shall equal ninety four percent (94%) of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing (including the Exchange Shares), plus (b) all Common Stock approved for issuance by HUSA under a Future Equity Incentive Plan at the time of the Closing contingent upon the approval by the stockholders of HUSA of such Future Equity Incentive Plan.

II.

The following definitions are hereby added to Section 1.1 of the Agreement:

“Future Equity Incentive Plan” means an equity incentive plan for the issuance of HUSA Securities to directors, officers, employees, and consultants of HUSA and its Subsidiaries adopted by HUSA and approved by the stockholders of HUSA pursuant to Section 711 of the NYSE American Company Guide.

“HUSA Securities” means Common Stock, options, stock appreciation rights, restricted stock awards, restricted stock units, deferred compensation awards and any other security to be issued by HUSA as compensation to directors, officers, employees and consultants of HUSA and its Subsidiaries.

III.

Section 8.1(b) of the Agreement is hereby amended to read as follows:

(b) after July 31, 2025 (the “Outside Date”), by any Party by delivery of a written notice to the other Party in accordance with Section 9.1 if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any of its representations, warranties, covenants or other obligations under this Agreement has been the primary cause of, or otherwise primarily resulted in, the failure of the Closing to occur on or prior to such date;

IV.

All of the provisions contained in the Agreement are hereby ratified and the same shall remain in full force and effect except to the extent set forth in this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ Peter Longo
Name:	Peter Longo
Title:	Chief Executive Officer

ABUNDIA FINANCIAL, LLC

By:	/s/ Joseph M Gasik
Name:	Joseph M Gasik
Title:	Managing Member

BOWER FAMILY HOLDINGS, LLC

By:	/s/ Kevin Bower
Name:	Kevin Bower
Title:	Managing Director